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                                                                    Exhibit 21.1


                                              SUBSIDIARIES OF THE REGISTRANT

            Name of Subsidiary                            State of Incorporation
            ------------------                            ----------------------

            1)  Glas-Craft, Inc.                                 Indiana
            2)  Raven Lining Systems, Inc.                       Oklahoma
            3)  Cohesant Export, Inc.                            Barbados
            4)  Cohesant of Missouri, Inc.                       Missouri
                (F/K/A American Chemical Company)